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                                                                  Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY

                                                                                                           STATE OF
            LEGAL NAME                                       DOING BUSINESS AS                           INCORPORATION
            ----------                                       -----------------                           -------------
Black Box Corporation                            Black Box Corporation                                   Delaware

 ATIMCO Network Services, Inc.                   Black Box Network Services - Western Pennsylvania       Pennsylvania

 American Telephone Wiring Company               Black Box Network Services - Charleston, West Virginia  West Virginia

 Midwest Communications Technologies, Inc.       Black Box Network Services - Cleveland, Columbus,       Ohio
                                                 Detroit

 Associated Network Solutions, Inc.              Black Box Network Services - Central Florida            Florida

 Advanced Communications Corporation             Black Box Network Services - South Carolina             South Carolina

 Ohmega Installations Limited                    Black Box Network Services - Newbury (UK)

 Cable Consultants, Incorporated                 Black Box Network Services - Atlanta                    Georgia

 Todd Communications, Inc.                       Black Box Network Services - North Carolina             North Carolina

 Comm Line, Inc.                                 Black Box Network Services - Cincinnati                 Ohio

 Koncepts Communications of L.I., Corp.          Black Box Network Services - Tri-State                  New York

 Communication Contractors, Inc.                 Black Box Network Services - Chicago                    Illinois

 U.S. Premise Networking Services, Inc.          Black Box Network Services - Minneapolis                Minnesota

 Datech Holdings Limited                         Black Box Network Services - Nottingham (UK)

 Black Box Network Services, Inc. - Government   Black Box Network Services, Inc. - Government          Tennessee
 Solutions                                       Solutions

 R&D Services, Inc.                              Black Box Network Services - New England                Massachusetts

 Delaney Telecom, Inc.                           Black Box Network Services - Philadelphia Cabling       Pennsylvania

 Delaney Electrical Services, Inc.               Black Box Network Services - Philadelphia Electrical    Pennsylvania

 K&A Communications, Inc.                        Black Box Network Services - St. Louis                  Missouri

 Jet Line Communications, Inc.                   Black Box Network Services - Dallas                     Texas

 FBS Communications, LP                          Black Box Network Services - San Antonio                Texas

 A.T.S., Inc.                                    Black Box Network Services - Huntington, West Virginia  West Virginia

 Advanced Network Technologies, Inc.             Black Box Network Services - Southern California        California

 Teldata Corporation                             Black Box Network Services - Tennessee Commercial       Tennessee

 ST Communications & Cabling, Inc.               Black Box Network Services - Kansas City                Missouri



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

                                                                                                           STATE OF
            LEGAL NAME                                       DOING BUSINESS AS                           INCORPORATION
            ----------                                       -----------------                           -------------
 Black Box Network Services & Electrical, Inc.   Black Box Network Services & Electrical, Inc.           New York
                                                 Allcom Electric

                                                 Black Box Network Services Baltimore
 Black Box Network Services Baltimore, Inc.      Black Box Network Services Virginia                     Delaware
                                                 Black Box Network Services D.C.

 Datel Communications, Inc.                      Black Box Network Services - Arizona                    Arizona

 Data Specialties Europe Ltd. (holding company)  Black Box Network Services - Cambridge (UK)

 Midwest Electronics and Communications, Inc.    Black Box Network Services - Denver                     Colorado

 Duracom, Inc.                                   Black Box Network Services - Seattle                    Washington
                                                 Black Box Network Services - Oregon

 Black Box Network Services (Cambridge) Ltd.     Black Box Network Services (Cambridge) Ltd. (UK)
 (UK)

 Black Box Network Services Reseavux             Black Box Network Services Reseavux Mediterranee SAS
 Mediterranee SAS (Montpelier, France)           (Montpelier, France)

 Black Box Network Services AG (Switzerland)     Black Box Network Services AG (Switzerland)

 Michael Electric, Inc.                          Black Box Network Services - New Jersey                 New Jersey

 Integrated Cabling Systems, Inc.                Black Box Network Services - Nebraska                   Nebraska

 Black Box Network Services (London) Ltd. (UK)   Black Box Network Services (London) Ltd. (UK)

 DESIGNet, Inc.                                  Black Box Network Services - San Jose                   California

  Black Box Network Services Puebla S.A. de      Black Box Network Services Puebla S.A. de C.V. (Mexico)
 C.V. (Mexico)

 Black Box Network Services AB (Sweden)          Black Box Network Services AB (Sweden)

 Optech Fibres Ltd.                              Black Box Network Services - Northwest (UK)

 Black Box Network Services (Northampton) Ltd.   Black Box Network Services (Northampton) Ltd. (UK)
 (UK)

 Black Box Network Services srl - Rome (Italy)   Black Box Network Services srl - Rome (Italy)

 Lanetwork Sales Ltd.                            Black Box Network Services - Kitchener (Canada)

 Black Box Netzwerkservice Bayern GmbH (Germany) Black Box Netzwerkservice Bayern GmbH (Germany)

 Telefuture Communications, Ltd.                 Black Box Network Services - New Rochelle               New York

 Black Box Netzwerkservice Stuttgart GmbH        Black Box Netzwerkservice Stuttgart GmbH (Germany)
 (Germany)

 Black Box Network Services Singapore Pte Ltd.   Black Box Network Services Singapore Pte Ltd.

 Black Box Services Paris SAS                    Black Box Services Paris SAS


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

                                                                                                           STATE OF
            LEGAL NAME                                       DOING BUSINESS AS                           INCORPORATION
            ----------                                       -----------------                           -------------
 Black Box Network Services (N. Ireland) Ltd.    Black Box Network Services (N. Ireland) Ltd.

 Black Box Network Services (Dublin) Ltd.        Black Box Network Services (Dublin) Ltd.

 BBox Holding Company                            BBox Holding Company                                    Delaware

 Black Box Corporation of Pennsylvania           Black Box Corporation of Pennsylvania                   Delaware

    Black Box UK, Ltd.                           Black Box UK, Ltd.

    Black Box Canada Corporation                 Black Box Canada Corporation

    Black Box Foreign Sales Corporation          Black Box Foreign Sales Corporation

    Black Box France, S.A.S.                     Black Box France, S.A.S.

    Black Box Datacom, B.V. (Netherlands)        Black Box Datacom, B.V. (Netherlands)

       Black Box Network Products NV (Belgium)   Black Box Network Products NV (Belgium)

         Black Box Network Design NV (Belgium)   Black Box Network Design NV (Belgium)

         Black Box Network Cabling NV (Belgium)  Black Box Network Cabling NV (Belgium)

         Blue Box (Netherlands)                  Blue Box (Netherlands)

    BB Technologies, Inc.                        BB Technologies, Inc.                                   Delaware

    Datacom Black Box Services AG (Switzerland)  Datacom Black Box Services AG (Switzerland)

    Black Box Deutschland GmbH (Germany)         Black Box Deutschland GmbH (Germany)

    Black Box Italia, srl                        Black Box Italia, srl

    Black Box Network Services Kabushiki Kaisha  Black Box Network Services Kabushiki Kaisha (Japan)
    (Japan)

    Black Box Network Services Australia Black   Box Network Services Australia Pty Ltd.
    Pty Ltd.

    Black Box Network Services New               Black Box Network Services New Zealand Limited
    Zealand Limited


    Black Box do Brazil Industria e              Black Box do Brazil Industria e Comercio Ltda.
    Comercio Ltda.

    Black Box de Mexico, S.A. de C.V.            Black Box de Mexico, S.A. de C.V.

    Black Box P.R. Corp. (Puerto Rico)           Black Box P.R. Corp. (Puerto Rico)

    Black Box Chile, S.A.                        Black Box Chile, S.A.

    Black Box Comunicaciones, SAU (Spain)        Black Box Comunicaciones, SAU (Spain)

    Black Box GmbH (Austria)                     Black Box GmbH (Austria)

    Black Box Norge AS (Norway)                  Black Box Norge AS (Norway)

    Black Box Finland OY                         Black Box Finland OY

    Black Box AB (Sweden)                        Black Box AB (Sweden)

    Black Box A/S (Denmark)                      Black Box A/S (Denmark)



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